FUND ACCOUNTING AGREEMENT


         AGREEMENT made as of this 1st day of December, 1996, between Select Advisors Portfolios, a New York master trust fund (the "Trust") and Investors Bank & Trust Company ("IBT").

         The Trust, an open-end management investment company, on behalf of the portfolios listed on Appendix A hereto, desires to retain IBT to perform certain Trust accounting services for the Trust, and IBT has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

         1. Definitions. Whenever used herein, the terms listed below will have the following meaning:

            1.1 Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Trust by appropriate resolution of its Board, and set forth in a certificate as required by Section 1.4 hereof.

            1.2 Board. Board will mean the Board of Trustees of the Trust, as the case may be.

            1.3 Officers' Certificate. Officers' Certificate will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Trust.

            1.4 Proper Instructions. Proper Instructions shall mean instructions
(which may be continuing instructions) regarding matters signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if IBT reasonably believes them to have been given by an Authorized Person. The Trust shall cause all oral instructions to be promptly confirmed in writing. IBT shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of IBT with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible, at the Trust's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires IBT to act, the Trust shall give IBT specific Proper Instructions as to the action required. Upon receipt by IBT of an Officers' Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Trust, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Board and IBT agree in writing that such procedures afford adequate safeguards for the Trust's assets.

         2. Certification as to Authorized Persons. The Secretary or Assistant Secretary of the Trust will at all times maintain on file with IBT his or her certification to IBT, in such form as may be acceptable to IBT, of (i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Trust will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. IBT will be entitled to rely and act upon any Officers' Certificate given to it by the Trust which has been signed by Authorized Persons named in the most recent certification received by IBT.






         3.  Trust Evaluation and Yield Calculation

            3.1 Trust Evaluation. IBT shall compute and, unless otherwise directed by the Board, determine as of the close of regular trading on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other days, or hours, if any, as may be authorized by the Board, the value of beneficial interests of the Trust and their allocation between or among portfolios that invest in the Trust, such determination to be made in accordance with the provisions of the Declaration of Trust and By-laws of the Trust, as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Trust, the proper exchange and the NASD or such other persons as the Trust may request of the results of such computation and determination. In computing the value of beneficial interests hereunder, IBT may rely in good faith upon information furnished to it by any Authorized Person in respect of
(i) the manner of accrual of the liabilities of the Trust and in respect of liabilities of the Trust not appearing on its books of account kept by IBT, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing values hereunder, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation and allocation of beneficial interests in the Trust, and IBT shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iii) above.

            3.2. Yield Calculation. IBT will compute the performance results of the Trust (the "Yield Calculation") in accordance with the provisions of Release No. 33-6753 and Release No. IC-16245 (February 2, 1988) (the "Releases") promulgated by the Securities and Exchange Commission, and any subsequent amendments to, published interpretations of or general conventions accepted by the staff of the Securities and Exchange Commission with respect to such releases or the subject matter thereof ("Subsequent Staff Positions"), subject to the terms set forth below:

                  (a) IBT shall compute the Yield Calculation for the Trust for the stated periods of time as shall be mutually agreed upon, and communicate in a timely manner the result of such computation to the Trust.

                  (b) In performing the Yield Calculation, IBT will derive the items of data necessary for the computation from the records it generates and maintains for the Trust pursuant Section 11 hereof. IBT shall have no responsibility to review, confirm, or otherwise assume any duty or liability with respect to the accuracy or correctness of any such data supplied to it by the Trust, any of the Trust's designated agents or any of the Trust's designated third party providers.

                  (c) At the request of IBT, the Trust shall provide, and IBT shall be entitled to rely on, written standards and guidelines to be followed by IBT in interpreting and applying the computation methods set forth in the Releases or any Subsequent Staff Positions as they specifically apply to the Trust. In the event that the computation methods in the Releases or the Subsequent Staff Positions or the application to the Trust of a standard or guideline is not free from doubt or in the event there is any question of interpretation as to the characterization of a particular security or any aspect of a security or a payment with respect thereto (e.g., original issue discount, participating debt security, income or return of capital, etc.) or otherwise or as to any other element of the computation which is pertinent to the Trust, the Trust or its designated agent shall have the full responsibility for making the determination of how the security or payment is to be treated for purposes of the computation and how the computation is to be made and shall inform IBT thereof on a timely basis. IBT shall have no responsibility to make independent determinations with respect to any item which is covered by this Section, and shall not be

                                        2




responsible for its computations made in accordance with such determinations so long as such computations are mathematically correct.

                  (d) The Trust shall keep IBT informed of all publicly available information relating specifically to the Trust (as opposed to investment companies generally) and of any non-public advice, or non-public information obtained by the Trust from its independent auditors or by its personnel or the personnel of its investment adviser related to the computations to be undertaken by IBT pursuant to this Agreement and IBT shall not be deemed to have knowledge of such information (except as contained in the Releases and the Subsequent Staff Positions or as publicly available regarding investment companies generally) unless it has been furnished to IBT in writing.

         4. Fees. For the services rendered pursuant to this Agreement, the Trust agrees to pay IBT the fees set forth on Appendix B hereto.

         5. Additional Services. IBT shall perform the additional services for the Trust as are set forth on Appendix C hereto. Appendix C may be amended from time to time upon agreement of the parties to include further additional services to be provided by IBT to the Trust, at which time the fees set forth in Appendix B shall be appropriately increased.

         6.  Limitation of Liability.

            6.1 IBT, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except in respect of an error, mistake or loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its disregard thereof or a material breach of the provisions hereof.

            6.2 The Trust will indemnify IBT, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising as a result of any act or omission by IBT or any of its officers, directors, employees or agents in good faith reliance upon the terms of this Agreement, any Officer's Certificate or Proper Instructions; (ii) arising as a result of information supplied by any Authorized Person and relied on in good faith by IBT in connection with the calculation of (A) the net asset value and public offering price of the shares of capital stock of the Trust or (B) the Yield Calculation; or (iii) not resulting from the willful misfeasance, bad faith or negligence of IBT in the performance of such obligations and duties or by reason of its disregard thereof or a material breach of the provisions hereof.

            6.3 IBT may apply to the Trust at any time for instructions and may consult counsel for the Trust (except as to matters where the interests of the Trust and IBT, in the opinion of such counsel, differ), or its own counsel, knowledgeable in the field, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and IBT shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. IBT shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by any person or persons duly authorized by the Trust (as set forth in a certificate duly executed by an officer of the Trust). IBT shall not be held to have notice of any change of authority of any officers, employees, or agents of the Trust until receipt of written notice thereof has been received by IBT from the Trust.

            6.4 In the event IBT is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war,

                                        3



emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, IBT shall not be liable to the Trust for any damages resulting from such failure to perform, delay in performance, or otherwise that is attributable to such causes.

            6.5 IBT acknowledges that the portfolios comprising the Trust are organized under a two-tier financial services structure, known as the Hub & Spoke(1 structure, under and pursuant to a certain Hub & Spoke License and Service Agreement dated December 14, 1993 (the "License Agreement"), by and between the Trust's adviser, Touchstone Advisors, Inc., and Signature Financial Group, Inc. ("Signature"). As a material inducement to the Trust to enter into this Agreement, IBT hereby warrants and represents that IBT is a duly licensed and authorized third party Hub & Spoke processing agent of Signature, and is duly licensed and authorized by Signature to provide Hub & Spoke processing and administration services to, for and on behalf of the Trust and its portfolios in accordance with the terms of this Agreement; and further, that no consent, which has not already been obtained in writing by IBT, is required by Touchstone Securities, Inc., or by either party to this Agreement from Signature in order for IBT to provide Hub & Spoke processing and administration services, for and on behalf of the Trust and its portfolios.

            6.6 IBT will indemnify the Trust, its trustees, officers, employees and agents against and hold them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and related expenses) resulting from any claim, demand, action or suit (i) arising out of IBT's failure to obtain and maintain in effect all licenses rights and permissions (all without cost to the Trust for so long as the Trust remains a party to the License Agreement and the License Agreement remains in full force and effect) required to enable it to use, to the full extent necessary for the performance of its duties and obligations under this Agreement, all intellectual property belonging to Signature Financial Services, Inc. and its affiliates that relates to the Hub & Spoke structure and related Trust accounting and administration and the software and processes associated therewith and (ii) resulting from the willful misfeasance, bad faith or negligence of IBT in the performance of its duties and obligations under this Agreement or from its disregard thereof.

            6.7 In no event shall IBT be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

         7. Termination.

            7.1 The term of this Agreement shall be eighteen months commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than sixty days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

                  (a) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 60 days of receipt of such notice.

                  (b) Either party may terminate this Agreement during any Renewal Term upon sixty days written notice to the other party. Any termination pursuant to this paragraph 7.1(b) shall be effective upon expiration of such sixty days, provided, however, that the effective date of such termination may be postponed, at the request of the Trust, to a date not more than ninety days after
--------
(1) Hub & Spoke is a registered service mark of Signature Financial Group, Inc.

                                        4




delivery of the written notice in order to give the Trust an opportunity to make suitable arrangements for a successor Trust accountant.

                  (c) If the Trust determines at any time to cease using the Hub & Spoke structure in the conduct of its business, whether it changes to a master-feeder, multiple class or other structure, the Trust may terminate this Agreement if, after the Trust gives IBT at least 30 days prior written notice of such change, the parties, after making diligent and good faith efforts, are unable to agree to amendments to this Agreement that are reasonable and fair to both parties under the circumstances, such termination to be effective 90 days after the delivery of such prior written notice.

                  (d) The Trust may terminate this Agreement if and at such time as a court of competent jurisdiction either (A) finds, after the exhaustion of all appeals, that the performance by IBT of the services called for by this Agreement or the engagement by the Trust of IBT to perform such services infringes the intellectual property rights of Signature Financial Services, Inc., or any affiliate thereof, in any manner whatsoever, or (B) enjoins or restrains the performance by Investors Bank of the services called for by this Agreement.

                  (e) The Trust may terminate this Agreement if and at such time as any of the Trust accounting agreements between Investors Bank and Select Advisors Trust A, Select Advisors Portfolio or Select Advisors Portfolios are terminated due to a material violation of the terms of any such Trust accounting agreement by Investors Bank.

            7.2 The Trust shall reimburse IBT for any reasonable expenses incurred by IBT for transition accounting and transfer of records in connection with the termination of this Agreement.

            7.3 At any time after the termination of this Agreement, the Trust may, upon written request, have reasonable access to the records of IBT relating to its performance of its duties as hereunder.

         8. Confidentiality. Both parties hereto agree that any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at low or in equal to an injunction or injunctions without bond or other security to prevent breaches of this provision.

         9. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and delivered via (I) United States Postal Service registered mail, (ii) telecopier with written confirmation, (iii) hand delivery with signature to such party at its office at the address set forth below, namely:

                  (a)  In the case of notices sent to the Trust to:

                           Select Advisors Portfolios
                           311 Pike Street
                           Cincinnati, OH 45202
                           Attention:  Edward G. Harness, Jr.

                                        5




                  (b)  In the case of notices sent to IBT to:

                           Investors Bank & Trust Company
                           89 South Street
                           Boston, MA 02111
                           Attention:  Carol Lowd, Client Manager
                           With a copy to:  John E. Henry, General Counsel

                  or at such other place as such party may from time to time designate in writing.

         10. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

         11. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Trust without the written consent of IBT or by IBT without the written consent of the Trust, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 16 hereof will not be deemed to be an assignment within the meaning of this provision.

         12. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         14. Entire Agreement. This Agreement, together with its Appendices, constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

         15. Limitation of Liability. IBT is hereby expressly put on notice of the limitation of liability set forth in the Declaration of Trust of the Trust and agrees that the obligations assumed by the Trust hereunder shall be limited in all cases to the assets of the Trust and that IBT shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Trust.

         16. Several Obligations of the Portfolios. This Agreement is an agreement entered into between IBT and the Trust with respect to each Portfolio. With respect to any obligation of the Trust on behalf of any Portfolio arising out of this Agreement, IBT shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though IBT had separately contracted with the Trust by separate written instrument with respect to each Portfolio.

                                        6




         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.


                                         SELECT ADVISORS PORTFOLIOS



                                         By:
                                            -------------------------
                                             Name:
                                             Title:



                                         INVESTORS BANK & TRUST COMPANY



                                         By:
                                            -------------------------
                                             Name:
                                             Title:





                                        7








                                   Appendix A
                                   ----------

                                   Portfolios
                                   ----------


                            Emerging Growth Portfolio

                         International Equity Portfolio

                            Growth & Income Portfolio

                          Growth & Income Portfolio II

                               Balanced Portfolio

                                 Bond Portfolio

                                Bond Portfolio II

                          Income Opportunity Portfolio

                            Municipal Bond Portfolio







                                   Appendix C
                                   ----------

                               Additional Services
                               -------------------


                                      None